SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, Bank of the James Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 6, 2012:

•	The election of four Group Three directors to the Company’s board of directors for a three year term to expire at the Company’s 2015 annual meeting of shareholders; and

•	The election of one Group Two director to the Company’s board of directors for a two year term to expire at the Company’s 2014 annual meeting of shareholders; and

•	The ratification of Yount, Hyde & Barbour, P.C. to serve as independent auditors of the Company for the year ended December 31, 2012.

As of March 23, 2012 the record date for the determination of the shareholders entitled to notice of, and vote at the Annual Meeting, there were 3,342,415 shares of common stock outstanding and eligible to vote. 2,165,576 shares, or approximately 64.79% of the outstanding shares, were represented at the meeting in person or by proxy. The following are the final votes on the matters presented to the shareholders at the Annual Meeting as follows:

Proposal No.1. The Company’s shareholders elected one Group Two director to serve on the Board of Directors for a two year term to expire at the Company’s 2014 annual meeting of shareholders and four Group Three Directors for a three year term to expire at the Company’s 2015 annual meeting of shareholders , as set forth below:

Group Two Director
Name	Votes For	Withheld	Broker Non-Votes
Julie P. Doyle	1,399,159	11,510	754,907

Group Three Directors
Name	Votes For	Withheld	Broker Non-Votes
Lewis C. Addison	1,406,832	3,837	754,907
John R. Alford, Jr.	1,406,832	3,837	754,907
William C. Bryant III	1,360,822	49,847	754,907
J. Todd Scruggs	1,384,568	26,101	754,907

Proposal No. 2. The Company’s shareholders ratified the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,160,988	2,297	2,291	0

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired – Not Applicable

(b) Pro Forma Financial Information – Not Applicable

(c) Shell Company Transactions – Not Applicable

(d) Exhibits – Not Applicable

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 21, 2012	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs Secretary-Treasurer